Exhibit 10(ii)(2)

FIRST AMENDMENT TO
EXECUTIVE BENEFITS PLAN AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE BENEFITS PLAN AGREEMENT (the “Amendment”) by and between CenterPoint Energy, Inc., a Texas corporation (the “Company”), and David M. McClanahan (“Employee”);

W I T N E S S E T H:

WHEREAS, effective August 24, 1993, the Company (as successor to Houston Lighting & Power Company) and Employee entered into an Executive Benefits Plan Agreement (the “Agreement”) pursuant to which Employee is eligible for certain supplemental disability benefits, salary continuation benefits and supplemental death benefits in accordance with the terms and conditions of the CenterPoint Energy, Inc. Executive Benefits Plan (the “Plan”); and

WHEREAS, the Company and Employee desire to amend the Agreement to eliminate the supplemental disability benefits provided thereunder; and

WHEREAS, Section 14 of the Agreement provides that the Agreement may be amended only by the written agreement of the Company and Employee;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, effective as of December 31, 2008, the parties agree to amend the Agreement as set forth below:

1.           Paragraph 2 of the Agreement is hereby amended to read as follows:

“2.           Benefits.  Subject to the conditions set forth in Paragraph 3 hereof and all other terms and conditions of the Plan and this Agreement, the Company agrees as follows:

(a)           Salary Continuation Benefits.  If the Employee dies during the period of his employment as an officer of the Company, then the Company shall pay to the Employee’s Beneficiary the following:

(i)           100% of the Employee’s monthly salary at the time of his death shall be paid each month for 12 months; and then

(ii)           50% of the Employee’s monthly salary at the time of his death shall be paid each month for the next 108 months or until the first day of the month in which the Employee would have attained age 65, whichever is later.

Such monthly salary continuation payments shall commence in the month following the month in which the Employee’s death occurs and shall be made by the Company to the Employee’s Beneficiary, who shall be designated in writing or otherwise determined as provided in Paragraph 10 below.

(b)           Supplemental Death Benefits.  If the Employee continues his employment as an officer of the Company until his retirement on or after attaining age 65, then, commencing in the month following the month in which Employee’s death occurs the Company shall pay to his designated Beneficiary, determined in accordance with the provision of Paragraph 10 below, 50% of the Employee’s monthly salary at the time of his retirement for a period of 72 months.

(c)           For purposes of this Agreement, the Employee’s monthly salary shall include any salary deferral under the CenterPoint Energy 2005 Deferred Compensation Plan (or successor deferred compensation plan).”

2.           Paragraph 9 of the Agreement is hereby amended to delete each use of the term “disability” therein.

3.           Paragraph 16 of the Agreement is hereby amended to replace each use of the term “recipient” with the term “Beneficiary” therein.

4.           The Agreement is hereby amended to add new Paragraph 19 to read as follows:

“19.           Death Benefit Plan.  This Agreement provides death benefits under a “death benefit plan” for the benefit of Employee.  Accordingly, any benefits provided under this Agreement are not subject to Section 409A of the Internal Revenue Code.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment (in multiple copies) on the date indicated below, but effective as set forth above.

CENTERPOINT ENERGY, INC.

	By:	/s/ Milton Carroll
Milton Carroll
Chairman, Board of Directors

	Date:	December 3, 2008

ATTEST:

/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary

EMPLOYEE

	By:	/s/ David M. McClanahan
David M. McClanahan

	Date:	December 8, 2008

EMPLOYEE’S SPOUSE

	By:	/s/ Becky McClanahan
Employee’s Spouse

	Date:	December 8, 2008